Exhibit 23.7

PREJEAN
COMPANY

November 26, 2010

Consent of Prejean Company

Prejean Company hereby consents to the filing of our tax opinion letter dated November 24, 2010, as an exhibit to Mainland Resources, Inc.'s registration statement on Form S-4 (the "S-4") relating to the proposed merger of Mainland Resources, Inc. with American Exploration Corp.

We hereby consent to the reference to ourselves under the heading "Experts" in the Form S-4.

"Ronald J. Prejean, CPA"

By: Ronald J. Prejean, CPA
President